As filed with the Securities and Exchange Commission on November 27, 2002
                                                    Registration No. 333-_______


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                       ______________________________

                                  FORM S-3
                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933

                          ESB FINANCIAL CORPORATION
          ------------------------------------------------------
          (Exact name of Registrant as specified in its charter)

  Pennsylvania                        6035                       25-1659846
------------------------     -------------------------      -------------------
(State or other juris-          (Primary Standard             (I.R.S. Employer
diction of incorporation     Industrial Classification      Identification No.)
or organization)                    Code No.)

                              600 Lawrence Avenue
                       Ellwood City, Pennsylvania 16117
                                (724) 758-5584
     -----------------------------------------------------------------------
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                            Charlotte A. Zuschlag
                    President and Chief Executive Officer
                          ESB Financial Corporation
                             600 Lawrence Avenue
                       Ellwood City, Pennsylvania 16117
                                (724) 758-5584
      -------------------------------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               with a copy to:
                          Raymond A. Tiernan, Esq.
                           Kenneth B. Tabach, Esq.
                    Elias, Matz, Tiernan & Herrick L.L.P.
                            734 15th Street, N.W.
                            Washington, D.C. 20005
                                (202) 347-0300

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment
plans, check the following box.         [ ]



     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                Calculation of Registration Fee
================================================================================
                                        Proposed    Proposed
                                        Maximum     Maximum
Title of Each Class                     Offering    Aggregate     Amount of
of Securities to be      Amount to be   Price       Offering      Registration
Registered               Registered     Per Share   Price(1)      Fee

--------------------------------------------------------------------------------

Common Stock, par
 value $.01 per share    200,000        $12.96      $2,592,000    $238.46

================================================================================

(1) Estimated solely for purposes of calculating the registration fee.
(2) Based upon the average of the high and low sales prices of a share of Common Stock as reported by the Nasdaq Stock Market on November 21, 2002 pursuant to Rule 457(c) of the Securities Act of 1933.


































Prospectus





                         ESB Financial Corporation


               Dividend Reinvestment and Stock Purchase Plan


                               200,000 Shares
                                Common Stock


     This prospectus relates to 200,000 shares of common stock of ESB Financial Corporation, being offered to the stockholders of ESB in connection with the ESB Financial Corporation Dividend Reinvestment and Stock Purchase Plan. It is suggested that this prospectus be retained for future reference.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     These securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal
Deposit Insurance Corporation or any other governmental agency.







             The date of this prospectus is November 27, 2002.






                           _____________________

                             TABLE OF CONTENTS
                           _____________________


                                                                    Page
                                                                    ----

ESB Financial Corporation.........................................    1
Dividend Reinvestment and Stock Purchase Plan.....................    1
  Purpose.........................................................    1
  Administration..................................................    2
  Participation...................................................    2
  Optional Cash Payments..........................................    4
  Purchases.......................................................    5
  Costs...........................................................    6
  Reports to Participants.........................................    6
  Cash Dividends..................................................    6
  Stock Splits, Stock Dividends and Rights Offerings..............    6
  Stock Certificates..............................................    7
  Withdrawal From the Plan........................................    7
  Other Information...............................................    8
Use of Proceeds...................................................   11
Description of Common Stock.......................................   11
Experts...........................................................   12
Legal Opinion.....................................................   13
Indemnification...................................................   13
Where You Can Find More Information...............................   13













                         ESB FINANCIAL CORPORATION

     ESB Financial Corporation ("ESB" or the "Company") is a Pennsylvania corporation and thrift holding company that provides a wide range of retail and commercial financial products and services to customers in Western Pennsylvania through its wholly owned subsidiary bank, ESB Bank, F.S.B. ("ESB Bank"). ESB Bank is a federally chartered stock savings bank which conducts business through 17 offices in Allegany, Beaver, Butler and Lawrence counties, Pennsylvania. At September 30, 2002, the Company had total assets of $1.3 billion, deposits of $596.6 million and stockholders' equity of $96.7 million.


               DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The board of directors of the Company established the Dividend Reinvestment and Stock Purchase Plan in March 1995. Pursuant to the plan, Registrar and Transfer Company (the "Plan Administrator" or the "Agent"), acting as agent for each participant in the plan, will apply all authorized cash dividends which become payable to participants on shares (including both certificate shares held by a participant and all shares accumulated under the plan) of the Company's common stock, par value $.01 per share (as authorized by each participant's Authorization Form), and any voluntary cash payments received from participants to the purchase of additional shares of common stock for such participant. The plan will be in effect until amended, altered or terminated.

     The plan is set forth below as a series of questions and answers explaining its significant aspects.

PURPOSE

1.   What is the purpose of the plan?

     The purpose of the plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of common stock of the Company and investing optional cash payments in additional shares of common stock, without payment of any brokerage commission or service charge. The price of shares acquired by participants through the plan shall be determined in manner set forth in Question 15 hereof.

2.   What are the advantages of the plan?

     Participants increase their holdings of common stock without incurring any commissions or service charges in connection with purchases under the plan. Regular statements of account provide each participant with a record of each transaction. The plan is entirely voluntary. You may join or terminate your participation at any time prior to a particular record date by notice in writing to the Plan Administrator (See Question 3).

ADMINISTRATION

3.   How will the plan be administered?

     Registrar and Transfer Company, which is a corporation independent of and not affiliated with the Company, administers the plan for participants, keeps records, sends statements of account to participants and performs other duties related to the plan. Shares purchased through the plan will be registered in the name of the Agent or its nominee as agent for participants in the plan.

     All inquiries and communications regarding the plan should include your account number and should be directed to the Agent at:

                    Registrar and Transfer Company
                    10 Commerce Drive
                    Cranford, NJ  07016
                    1-800-368-5948

PARTICIPATION

4.   How much may be invested under the plan?

     Participants in the plan may have the cash dividends on their shares of common stock automatically reinvested in common stock of the Company, and may make optional cash payments of not less than $25 nor more than $25,000 per calendar quarter for the purchase of additional shares of the common stock of the Company. Any voluntary cash payment received more than 30 days prior to the next succeeding dividend payment date will be returned to the participant who made such payment. Any voluntary cash payment will be refunded if a participant's written request for a refund is received by the Company at least two days before the dividend payment with which it would be otherwise invested.

5.   Who is eligible to participate?

     Each stockholder who has shares of common stock of the Company registered in his or her own name is eligible to participate in the plan.

     Any person whose common stock is registered in a name other than his or her own (e.g. in the name of a broker, bank or other nominee) and who desires to participate in the plan must either become a holder of record by having such securities transferred into his or her own name or make appropriate arrangements with his or her broker, bank or other nominee and the Plan

Administrator to reflect that the shares are beneficially owned by such person. In general, a nominee holding common stock on behalf of a beneficial owner may participate in and make elections under the plan with respect to such common stock in the same manner as the beneficial owner could (and subject to the same limitations and conditions) if such beneficial owner held the common stock in his or her own name.

6.   How does an eligible stockholder participate?

     To participate in the plan, a stockholder must complete an Authorization Form and return it to the Plan Administrator. Additional copies of the Authorization Form will be provided from time to time to the holders of the Company's common stock, and may be obtained at any time by written request to Registrar and Transfer Company.

7.   When may an eligible stockholder join the plan?

     A stockholder may join the plan at any time. If the Authorization Form is received by the Plan Administrator before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of common stock, such reinvestment of dividends will begin with that dividend payment.

     See Question 12 for information concerning the investment of optional cash payments.

8.   What does the Authorization Form provide?

     The Authorization Form directs the Company to pay to the Plan Administrator for the account of the participating stockholder the dividends on the shares registered in the participant's name which are included in the plan, as well as on the shares credited to their account under the plan. It also appoints the Plan Administrator as agent for the stockholder and directs such agent to apply such dividends, and any optional cash payments the stockholder may make as a participant, to the purchase of additional shares of common stock in accordance with the terms and conditions of the plan.

9. May a stockholder have dividends reinvested under the plan with respect to less than all of the shares of common stock registered in that stockholder's name?

     No. Participants in the plan must include the total number of shares registered in the particular name. A stockholder who has shares of common stock registered in more than one name, for example, some registered in the name of "John Smith" and others registered in the name of "J. Smith", must enroll in the plan for each registration in order to reinvest cash dividends paid on all of the participant's shares of common stock.

OPTIONAL CASH PAYMENTS

10.  How do optional cash payments work?

     If a stockholder participant chooses to participate by optional cash payments, the Company will apply any optional cash payment received by the Plan Administrator from the participant to the purchase of shares of common stock for the participant's account. Dividends payable on shares of common stock purchased with optional cash payments will be automatically reinvested in shares of common stock.

11.  How are optional cash payments made?

     Optional cash payments may be made upon enrollment in the plan, subject to plan time frames (see Question 12), by enclosing a check or money order made payable to Registrar and Transfer Company. Any subsequent optional cash payments should be accompanied by the detachable account identification form included in the statement of account received from the Plan Administrator. (See Question 18 on Reports to Participants.)

     Optional cash payments by a participant must be at least
$25.00 per calendar quarter and cannot exceed a total of $25,000.00 in any calendar quarter. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment at any time.

12.  When should optional cash payments be received by the Plan
Administrator?

     Optional cash payments will only be accepted within thirty
(30) days prior to the dividend payment date. However, optional cash payments received by the Plan Administrator less than two business days before a given dividend payment date will be returned to the participant by the Plan Administrator. Since no interest will be paid by the Company or the Plan Administrator on optional cash payments, participants are urged to make optional cash payments shortly before the dividend payment date. However, participants should allow sufficient time to insure that an optional cash payment will be received at least two business days before the dividend payment date. Participants may request in writing that the Plan Administrator return all or a portion of their uninvested optional cash payments at any time up to two business days before the dividend payment date. Any optional cash payment received more than 30 days before a dividend payment will be returned.

     Dividend payment dates ordinarily are on or about the 25th day of January, April, July and October. The corresponding record dates are generally near the end of the preceding months.

PURCHASES

13.  When will purchases be made?

     The Plan Administrator will make every effort to invest all dividends and voluntary cash payments promptly after receipt of such dividends (depending on the availability of shares in the open market) and in no event later than thirty (30) days from such receipt, except where necessary or advisable under any applicable federal securities laws.

14. How many shares of common stock will be purchased for participants?

     The number of shares purchased for a participant shall be determined by dividing the amount of dividends and/or optional cash payments in the account of each participant available for investment on the dividend payment date by the purchase price per share as determined under Question 15 below. If the funds available from participants are not sufficient to purchase an exact number of shares, participants' plan accounts will be credited with fractional shares computed to four decimal places, which will earn proportionate dividends as declared.
Participants may not specify the number of shares to be purchased on a given date.

15. What will be the price of shares of common stock purchased under the plan?

     The price per share to acquire common stock through the plan will be the average price of all shares purchased under the plan in connection with a given dividend, including shares purchased pursuant to optional cash payments. The Company will bear all costs of administering the plan, except as described under Question 22 hereof. Purchases by the Plan Administrator may be made on any securities exchange where the shares are traded, in the over-the-counter market, or by open-market transactions and may be subject to such terms of price, delivery, etc., as to which the Plan Administrator may agree. Neither the Company not any stockholder shall have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made. In the event the Company elects, as described under Question 29 hereof, to use authorized but unissued shares of common stock of the Company or shares held in the treasury of the Company as a source of shares to be purchased by the Plan, the price per share for participants to acquire such shares will be an amount equal to the closing sales price of the common stock of the Company reported by the Nasdaq Stock Market, National Market System on the date immediately preceding the dividend payment date.

16. May dividends on shares purchased through the plan be sent directly to the beneficial owner?

     No. The purpose of the plan is to provide the participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the plan will be automatically reinvested in additional shares of common stock unless and until the participant elects to terminate participation in the plan.

COSTS

17. Are there any expenses to participants in connection with purchases of common stock under the plan?

     No. All costs or expenses arising out of the purchase of shares pursuant to the plan, including the Plan Administrator's fees and any brokerage costs, will be paid by the Company.

REPORTS TO PARTICIPANTS

18. How will participants be advised of their purchases of stock?

     As soon as practicable after each purchase for the participant's account, a participant will receive a statement of account from the Plan Administrator. These statements are a participant's continuing record of the cost of shares purchased and the number of shares acquired, and should be retained for tax purposes.

CASH DIVIDENDS

19. Will participants be credited with dividends on shares held in their account under the plan?

     Yes. A participant's account will be credited with dividends on shares held in the participant's account. The Plan
Administrator will reinvest the dividends in additional shares of common stock.

STOCK SPLITS, STOCK DIVIDENDS AND RIGHTS OFFERINGS

20. What is the effect of a stock split, stock dividend or rights offering by the Company under the plan?

     Any stock dividend or stock split declared by the Company on shares held by the Plan Administrator for participants will be credited to a participant's account without charge. In the event that the Company makes available to its stockholders the right to purchase additional shares, debentures or other securities, such rights accruing on the shares held by the Plan Administrator for a participant will be sold and the proceeds of the sale will be promptly applied to the purchase of additional shares of common stock of the Company for the participant's account. If, however, a participant wishes to exercise such rights, he may, by written request received by the Plan Administrator prior to the record date for such rights, obtain a certificate for the full shares in the participant's account so that such rights to purchase additional shares accruing to those certificates will flow directly to the participant.

STOCK CERTIFICATES

21. Will stock certificates be issued for shares of common stock purchased?

     Normally, certificates for common stock purchased under the plan will not be issued to participants. The number of shares credited to an account under the plan will be shown on the participant's statement of account.

     Certificates for full shares accumulated in the participant's plan account may be withdrawn by a participant by notifying Registrar and Transfer Company in writing (i) specifying the number of shares to be withdrawn and (ii) paying a $5.00 withdrawal fee to Registrar and Transfer Company for each certificate requested. Certificates for whole shares of common stock so withdrawn will be issued to and registered in the name of the participant. Any remaining shares will continue to have dividends reinvested through the plan unless the participant terminates participation in the plan.

     A participant's rights under the plan and shares credited to the account of a participant under the plan may not be pledged.
A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

     Accounts under the plan are maintained in the names in which the certificates of participants were registered at the time they entered the plan. Consequently, certificates for whole shares will be similarly registered when issued.

WITHDRAWAL FROM THE PLAN

22.  How may a participant terminate participation in the plan?

     The plan is entirely voluntary and a participant may terminate participation at any time. In order to terminate participation in the plan, a participant must notify Registrar and Transfer Company in writing that the participant wishes to terminate participation in the plan. A request for termination must be accompanied by a termination fee of $10.00 payable to Registrar and Transfer Company. When a participant terminates his participation in the plan, or if and when the participant's participation in the plan or the plan is terminated by the Company, a certificate for whole shares of the Company's common stock credited to the participant's plan account will be issued, and a cash payment will be made for any fraction of a share of common stock.

     Participants will pay any applicable brokerage commissions or transfer taxes in connection with sales of their plan shares to fund payments for traditional share interests. Except to fund cash payments for traditional share interest, the Plan Administrator will not sell any shares for the account of participants under the plan.

     If a written request from a participant to withdraw and stop dividend reinvestment is received by the Plan Administrator prior to the record date for a dividend, reinvestment of such participant's dividends will be terminated on the date of receipt of such notice by the Plan Administrator. Such dividend and all subsequent dividends will be paid to the participant by check.
If a withdrawal request is received on or after the record date for a dividend, such dividend will be invested for the participant's account under the plan and the withdrawal or change effected thereafter.

     If a written request from a participant to withdraw and stop investment of optional payments is received by the Plan Administrator at least two business days before the next dividend payment date, any uninvested optional cash payments then held in such participant's account will not be reinvested and will be returned to the participant. If the withdrawal request is received less than two business days before such dividend payment date, any such optional cash payment then held in the participant's account will be reinvested for the participant's account, and the withdrawal or change effected thereafter.

     A participant who terminates the reinvestment of dividends paid on shares registered in the participant's name is considered to have terminated the participant's participation in the plan. In such case, a certificate will be issued for all full shares held in the plan and a check issued for any fractional shares as stated above.

OTHER INFORMATION

23. What happens when a participant sells or transfers all of the shares registered in the participant's name?

     If a participant disposes of all shares of common stock registered in the participant's name, the Plan Administrator will consider the plan terminated for the said participant. A certificate will be issued for the full shares in the participant's account, any fractional shares in the account will be sold and the proceeds paid to the participant, and the account will be terminated.

24. How will a participant's shares held under the plan be voted at meetings of stockholders?

     Shares credited to the account of a participant under the plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to the participant's other shares in the Company and may be voted by such holder pursuant to such proxy.

25. What are the income tax consequences of participation in the plan?

     In general, a participant in the plan has the same federal and state income tax obligations with respect to dividends credited to the participant's account under the plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the common stock credited to the participant's account under the plan, even though that amount was not actually received by the participant in cash but, instead, was applied to the purchase of additional shares for his account.

     The basis of each share credited to a participant's account pursuant to the dividend reinvestment aspect of the plan is the fair market value of the common stock, and the holding period for such shares begins on the day following the dividend payment date. The basis of the shares credited to a participant's account pursuant to the optional cash investment aspect of the plan is the amount paid by the participant to acquire the shares, the holding period for such shares begins on the day following the date on which the shares are purchased and credited to the participant's account.

     The Internal Revenue Service has ruled that brokerage commissions and service charges paid on behalf of participants will be treated as distributions to participants which are subject to income taxes in the same manner as dividends. The IRS has further ruled that amounts paid for participants to cover service charges is deductible if a participant's deductions are itemized on federal income tax returns, and that amounts paid for brokerage commissions will be includible in the cost basis of shares purchased. Dividends paid on accumulated shares and the amount of brokerage commissions and service charges paid by the Company on behalf of each participant will be included in an annual information return to the IRS, and a copy of such return will be sent to each participant or the information included therein will be shown on the participant's final statement for the year.

     The receipt by a participant of certificates representing whole shares previously credited to the participant's account under the plan upon withdrawal from the plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or loss when fractional shares are sold on behalf of the participant upon withdrawal from the plan or when the participant sells shares after the participant's withdrawal from the plan.

     For further information as to tax consequences of participation in the plan under federal law and any applicable state and local tax laws, participants should consult their own tax advisers.

26.  What are the responsibilities of the Company under the plan?

     The Company and the Plan Administrator in administering the plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or judicially declared incompetency prior to receipt by the Plan Administrator of notice in writing of such death or incompetency or with respect to the prices at which shares are purchased for the participant's account, and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares.

27. Who bears the risk of market price fluctuations in the common stock?

     A participant's investment in shares acquired under the plan is no different in this regard from direct investment in shares of the Company. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held by the participant in the plan, or otherwise. Participants should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or any protection against loss on any shares purchased under the plan.

28.  May the plan be changed or discontinued?

     The plan may be amended, suspended, modified or terminated at any time by the board of directors of the Company without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the plan.

     The Company or the Plan Administrator may terminate a stockholder's individual participation in the plan at any time by written notice to the stockholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the plan and a check for any fractional share.

29.  What is the source of shares purchased under the plan?

     The source of shares sold to participants under the plan will be shares purchased by the Plan Administrator on the open market, subject to applicable regulatory requirements. The Company reserves the right to use authorized but unissued shares of common stock which may be reserved for issuance under the plan as a source of shares to be purchased by the plan.

     For More Information Contact:

     ESB Financial Corporation
     600 Lawrence Avenue
     Ellwood City, Pennsylvania  16117
     Telephone:     (724) 758-5584
     Attn:          Frank D. Martz, Group Senior Vice President
                    of Operations and Secretary

     or:

     Registrar and Transfer Company
     10 Commerce Drive
     Cranford, New Jersey 07016
     Telephone:     1-800-368-5948


                              USE OF PROCEEDS

     The net proceeds from the sale of common stock offered pursuant to the plan will become part of our general funds for working capital purposes and investment in the various areas of business in which we are engaged.

                       DESCRIPTION OF COMMON STOCK

General

     We are authorized to issue 30,000,000 shares of common stock having a par value of $0.01 per share, and 5,000,000 shares of preferred stock having a par value of $0.01 per share. Each share of common stock has the same relative rights as, and is identical in all aspects with, each other share of common stock. Presented below is a description of all material aspects of our capital stock.

Common Stock

     Distributions. We can pay dividends if, as and when declared by our board, subject to compliance with limitations which are imposed by law. The holders of common stock are entitled to receive and share equally in such dividends as may be declared by the board out of funds legally available therefor. If we issue preferred stock, the holders of the preferred stock may have a priority over the holders of common stock with respect to dividends.

     Voting Rights. The holders of common stock possess exclusive voting rights in ESB. They elect our board and act on such other matters as are required to be presented to them under Pennsylvania law or our articles of incorporation or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If we issue preferred stock, holders of the preferred stock may also possess voting rights.

     Liquidation. In the event of any liquidation, dissolution or winding up of ESB, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of ESB available for distribution. If preferred stock is issued, the holders of the preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution. In the event of any liquidation, dissolution or winding up of ESB Bank, ESB, as holder of ESB Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of ESB Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to certain depositors of ESB Bank, all assets of ESB Bank available for distribution.

     Preemptive Rights. Holders of common stock do not have preemptive rights with respect to any shares which may be issued.
The common stock is not subject to redemption.

Preferred Stock

     None of the shares of our authorized preferred stock has been issued. Such stock may be issued with such preferences and designations as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                                  EXPERTS

     The consolidated financial statements of ESB, incorporated by reference in ESB Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                               LEGAL OPINION

     The legality of the common stock to be issued pursuant to the plan will be passed upon for us by Elias, Matz, Tiernan &
Herrick L.L.P., Washington, D.C.

                              INDEMNIFICATION

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits a corporation's bylaws to provide for the elimination of a director's liability for monetary damages for any action taken or any failure to take action unless the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
Our articles of incorporation and bylaws provide for indemnification of directors, officers, employees and agents and the elimination of a director's liability for monetary damages to the fullest extent permissible under Pennsylvania law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling ESB pursuant to the foregoing provisions, ESB has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                    WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by us at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission's public reference rooms. Our filings with the Commission are also available to the public from document retrieval services and at the Commission's Internet website (http://www.sec.gov).

     We have filed with the Commission a registration statement on Form S-3 under the Securities Act. This prospectus is a part of the registration statement. As permitted by the Securities Act, this prospectus does not contain all of the information you can find in the registration statement. The registration statement is available for inspection and copying as set forth above.

     The Commission allows us to "incorporate by reference" into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained in later-filed documents incorporated by reference in this prospectus. We incorporate by reference the documents filed by it with the Commission listed below and any future filings made by us with the Commission prior to the termination of the offering made hereby under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.


Company Filings (File No. 0-19345)              Period/Date
----------------------------------              -----------

Annual Report on Form 10-K                Year ended December 31, 2001
Quarterly Report on Form 10-Q             Quarters ended March 31, June 30,
                                          and September 30, 2002
Current Reports on Form 8-K               Filed on March 21, June 20 and
                                          September 19, 2002


     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:


                 ESB Financial Corporation
                 600 Lawrence Avenue
                 Ellwood City, Pennsylvania 16117
                 Attention: Frank D. Martz
                 (724) 758-5584


     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with information that is different from that which is contained in this prospectus. Moreover, no offer of the common stock is being made in any state where the offer is not permitted. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         SEC Registration Fee.......................       $239
         Legal Fees and Expenses....................      4,000
         Accounting Fees and Expenses...............      4,000
         Printing Fees and Expenses.................      1,000
         Miscellaneous..............................        761
                                                         ------
              TOTAL:................................    $10,000
                                                         ======

Item 15.  Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits a corporation's bylaws to provide for the elimination of a director's liability for monetary damages for any action taken or any failure to take action unless the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     In accordance with Pennsylvania law, Article 9 of the Registrant's Articles of Incorporation and Article VIII of the
Registrant's Bylaws provide as follows:

Article 9 of Articles of Incorporation

     A. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

     B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action , suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement

                                   II-1



actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

     C. Advancement of Expenses. Reasonable expenses incurred by a director, officer or employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article 9.B may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that person is not entitled to be indemnified by the Corporation.

     D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 9 shall not be deemed exclusive or any other rights to which those seeking indemnification of advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     E. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 9.

     F. Security Fund; Indemnity Agreements. By such action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

     G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Article 9.F hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

     H.  Proceeding.  Initiated by Indemnified Persons.
Notwithstanding any other provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include

                                   II-2



counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

Article VIII of Bylaws

     A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

Item 16.  Exhibits.

Exhibit No.       Description
-----------       -----------

5.1               Opinion of Elias, Matz, Tiernan & Herrick L.L.P.

23.1              Consent of Ernst & Young LLP

23.2              The consent of Elias, Matz, Tiernan & Herrick L.L.P.
                  (contained in opinion filed as Exhibit 5.1 to this Registration Statement)

99.1              Power of Attorney (included on signature page)


Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section

                                   II-3



13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
























                                   II-4



                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the Commonwealth of Pennsylvania on November 27, 2002.

                         ESB FINANCIAL CORPORATION


                         By:  /s/ Charlotte A. Zuschlag
                              -------------------------------------
                              Charlotte A. Zuschlag
                              President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Charlotte A. Zuschlag his true and lawful attorney, with full power to sign for each person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

        Name                              Title                       Date
--------------------------        -----------------------      -----------------

/s/Charlotte A. Zuschlag          President, Chief             November 27, 2002
--------------------------        Executive Officer and
Charlotte A. Zuschlag             Director (principal
                                  executive officer)


/s/Charles P. Evanoski            Group Senior Vice            November 27, 2002
--------------------------        President and Chief
Charles P. Evanoski               Financial Officer
                                  (principal financial
                                  and accounting officer)


/s/William B. Salsgiver           Chairman of the Board        November 27, 2002
--------------------------
William B. Salsgiver


/s/Herbert S. Skuba               Vice Chairman of the         November 27, 2002
---------------------------       Board
Herbert S. Skuba


                                   II-5



        Name                              Title                       Date
--------------------------        -----------------------      -----------------

/s/George William Blank, Jr.      Director                     November 27, 2002
---------------------------
George William Blank, Jr.


/s/Charles Delman                 Director                     November 27, 2002
---------------------------
Charles Delman


/s/Lloyd L. Kildoo                Director                     November 27, 2002
---------------------------
Lloyd L. Kildoo


/s/Mario J. Manna                 Director                     November 27, 2002
---------------------------
Mario J. Manna


/s/Edmund C. Smith                Director                     November 27, 2002
---------------------------
Edmund C. Smith


/s/Edwin A. Thaner                Director                     November 27, 2002
---------------------------
Edwin A. Thaner













                                   II-6



                              Exhibit Index


Exhibit No.        Description
-----------        -----------

5.1                Opinion of Elias, Matz, Tiernan & Herrick L.L.P.

23.1               Consent of Ernst & Young LLP

23.2               The consent of Elias, Matz, Tiernan & Herrick L.L.P.
                   (contained in opinion filed as Exhibit 5.1 to this Registration Statement)

99.1               Power of Attorney (included on signature page)